UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 2003

                             ERIE INDEMNITY COMPANY
               (Exact name of registrant as specified in its charter)

           PENNSYLVANIA                   0-24000                 25-0466020
  -------------------------------       -------------        -------------------
  (State or other jurisdiction of       (Commission         (I.R.S. Employer
  incorporation)                         File Number)        Identification No.)


100 Erie Insurance Place, Erie, Pennsylvania                      16530
--------------------------------------------                ----------------
  (Address of principal executive offices)                     (Zip Code)

          Registrant's telephone number, including area code (814) 870-2000

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Item 5. OTHER EVENTS.

On January 7, 2003, Erie Indemnity Company issued a press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit Number        Description
--------------        -----------
99.1                  Press release dated January 7, 2003



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ERIE INDEMNITY COMPANY


                                    Erie Indemnity Company
                                ------------------------------
                                       (Registrant)

Date: January 7, 2003           /s/ Philip A. Garcia
                                -------------------------------
                              (Philip A. Garcia, Executive Vice President & CFO)

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EXHIBIT 99.1

         Erie Indemnity Company Reports Realized Investment Losses

Erie, Pa. - January 7, 2003 - Erie Indemnity Company (NASDAQ: ERIE) announced it recognized realized capital losses during the fourth quarter of 2002 of approximately $8.4 million. These losses resulted from the sale of certain securities and charges for impairments of equity, debt and limited partnership investments held by the Company in accordance with the Company's impairment policy. Of the $8.4 million charge, $2.9 million is reflected in net realized losses on investments, while $5.5 million is reflected in losses from limited partnerships. Investment losses were realized in numerous industry segments including energy, airline, pharmaceutical and commercial real estate. The investment losses will reduce fourth quarter net income by approximately $5.5 million or $.08 per share. Erie Indemnity Company's share of realized gains and losses from its 21.6 percent equity ownership of affiliate Erie Family Life Insurance Company had no material effect on fourth quarter earnings.

Erie Indemnity Company's total assets grew to nearly $2.2 billion, including invested assets of $923 million, at September 30, 2002, from $1.9 billion at September 30, 2001. Erie Indemnity Company's total shareholder equity was $958 million, or $13.50 per share at September 30, 2002, compared to $856 million, or $12.01 per share, a year earlier.

Erie Indemnity Company is the attorney-in-fact for the Erie Insurance Exchange and the principal management company for the member companies of the Erie Insurance Group, which includes Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

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According  to  A.M.  Best  Company,   Erie  Insurance  Group,   based  in  Erie,
Pennsylvania, is the 17th largest automobile insurer in the United States based on direct premiums written and the 25th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A++ (superior) by A.M. Best Company, has more than 3.5 million policies in force and operates in 11 states and the District of Columbia.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com


"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2002 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.

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